Exhibit 99.1

Qest Consulting Group, Inc.

A Colorado corporation

East Coast Operations:	International Operations:	West Coast Operations:

1200 North Federal Highway	Edificio Fundadores	4675 South Yosemite Street
Suite 200	Décimo Piso	Unit 204
Boca Raton, Florida 33432	Carrera 23 Número 32-28	Denver Colorado 8023
Manizales, Caldas, Colombia170001
Contact Telephone Number: 1 561 210 8535
Website: http://qestco.com/, email: info@qestco.com

Hermann Burckhardt

President and Chief Executive Officer

Thomas Jaspers

Secretary, Treasurer and Chief Financial Officer

August 5, 2021

D & D Rehab Center, Inc.

3412 W 84th Street, Unit 106

Hialeah, Florida 33018

Puget Technologies, Inc.

1200 North Federal Highway

Suite 200-A

Boca Raton, Florida 33432

Re:	Preliminary understandings and agreements pertaining to proposed acquisition

Gentlemen:

This letter confirms the status of our negotiations concerning a proposed transaction between D & D Rehab Center, Inc., a Florida corporation organized on February 5, 2010 (hereinafter "D & D") and Puget Technologies, Inc. (hereinafter referred to as "Puget"), a publicly held Nevada corporation subject to the reporting requirements imposed by Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). D & D acknowledges that it has been informed that Qest Consulting Group, Inc., a Colorado corporation ("Qest") which has introduced D & D to Puget is an "affiliate" of Puget (as that term is defined in Rule 405 of Securities and Exchange Commission (the "Commission") Regulation C and that Qest and Puget share officers and directors but that, in conjunction with transactions between them, Qest seeks to maintain a degree of independence by having an unrelated principal in Qest act as the principal advisor involved.

At the suggestion of Qest, D & D and Puget (collectively hereinafter referred to as the "Parties" or generically as a "Party") have, during the past several months, been considering the possibility of a flexible ongoing association and, through numerous discussions and exchanges of information including reports of Forms 8-K, 10-K and 10-Q filed by Puget with the Commission pursuant to the Exchange Act, the Parties have tentatively decided to proceed with the following described corporate acquisition.

Representations concerning D & D

While information concerning Puget is publicly available, D & D has provided Puget with the following information with respect to its operations for use in the current report on Commission form 8-K to be filed reporting this event and such information has, in part, been confirmed by visits to D & D facilities by Puget's president.

D & D Rehab Center, Inc.
August 5, 2021

D & D, organized in February of 2010, is a health care provider which trains or retrains individuals disabled by disease or injury to help them attain their maximum functional capacity. It is registered in Centers for Medicare & Medicaid Services (CMS), National Plan and Provider Enumeration System (NPPES). Its NPI number is 1952748709, assigned on June 2013. Its primary taxonomy code is 225400000X. It currently uses 92 persons to provide services to its client/patients, six of whom are administrative employees and 86 are independent contractors comprised of the following:

●	Twenty-five persons implement various therapeutic modalities to children and adults at D & D's clinic in Hialeah, nine of whom are occupational therapists, seven are physical therapists and nine are speech therapists.

●	An additional sixty-one people provide applied behavioral analysis therapy for children with autism spectrum and other issues that impede their proper quotidian function at their homes, the latter being comprised of 45 registered behavioral technicians supervised by eleven board certified behavioral analysts (each with at least a masters degree) assisted by five board certified assistant behavioral analysts.

D & D's total revenues for the calendar years ended December 31, 2019 and 2020 were $3,595,291 and $3,635,240, respectively, with profits of $221,252 and $252,242 and D & D anticipates income of approximately $5,000,000 for calendar 2021 with anticipated profits of $1,000,000. Such numbers are currently unaudited but D & D acknowledges that its financial statements must be audited in accordance with requirements of Commission Regulation S-X and filed with the Commission no longer than 74 days after closing (see SEC Adopts New Financial Statement Disclosure Requirements For Acquisitions And Dispositions).

D & D's activities are licensed by the State of Florida through the Agency for Health Care Administration and are also subject to contractual conditions imposed by major insurance carriers as well as government insurance programs such as Medicaid with which it coordinates its activities. While its client/patient base is currently centered on the Hispanic market in Dade County, it plans to incrementally increase its area of service throughout the State of Florida, as permitted by its current license, and to all demographic groups.

Outline of Proposed Transactions

D & D is interested in the possibilities offered for expansion through acquisitions offered by association with a company whose securities are publicly traded and Puget is interested in rolling up existing profitable businesses in the public healthcare industries. Consequently:

1.	The Parties have tentatively agreed, subject to conducting required due diligence and confirmations, that Puget will acquire D & D in two stages, first, a 50% interest in exchange for $1,500,000 in cash equivalents and $1,500,000 in unregistered shares of Puget's Class B Convertible Preferred Stock, $0.001 par value, with an option to acquire the balance of D & D's securities at the same price and comparable terms within one year after the initial closing, although it is anticipated that Puget will exercise such option considerably sooner.

QEST CONSULTING GROUP, INC., Eastern Headquarters, 1200 North Federal Highway, Suite 200; Boca Raton, Florida 33432; 1 561 210 8535

D & D Rehab Center, Inc.
August 5, 2021

2.	The unregistered shares of Puget's Class B Convertible Preferred Stock will be valued based on the latest prices therefore obtained by Puget in limited offerings of its securities to unrelated accredited investors in placements exempt from registration under applicable securities laws, unless a trading market has developed for shares of Puget's Class B Convertible Preferred Stock, in which case the mean between the high offered and low bit price therefore on the fifth trading day prior to closing will be used as the valuation.

3.	In addition to the Puget shares received by the former D & D equity holders, during the initial two years following the acquisition, the D & D subsidiary would be entitled to receive up to an additional $100,000 in Puget Common Stock, $0.001 par value, based on attaining net pre-tax profit performance goals, currently envisioned to be $2,000,000 for the calendar year ended December 31, 2022 and $3,000,000 for the calendar year ended December 31, 2023.

4.	In both of the foregoing instances, the holders of such securities may be granted piggyback registration rights, i.e., in the event that Puget files a registration statement for any of its securities, it will include the shares of Common Stock received by the former D & D equity holders facilitating their resale prior to the time otherwise applicable holding period would have expired.

Pre-closing preparations:

1.	A.	D & D and its affiliates (as that term is defined for federal securities law purposes ("Affiliates") in the health care industry will consolidate all current operations, including related real estate holdings, if any, in order to create an entity that will meet the standards imposed by the Financial Industry Regulatory Authority, Inc., and its subsidiaries (collectively hereinafter referred to as "FINRA") for listing on the NASDAQ Stock Market, if possible, or else, on the most highly rated national or over the counter market on which the securities of Puget, as reorganized, will be eligible for trading.

B.	The consolidated operations will include, without limitation, all of D & D's current operations and proposed operations as well as all businesses and properties currently owned by D & D's affiliates that are associated with the business conducted, or proposed to be conducted by or with D & D and all real estate, if any, owned by D & D (including the D & D headquarters).

2.	Puget will undertake all required corporate actions with respect to its authorized securities to assure that an adequate amount of Class A Convertible Preferred Stock is available to effect the acquisition and Common Stock is available for the subsequent performance bonuses.

5.	The Parties will collaborate in the preparation of the report of current event on Form 8-K in which Puget will be required to report the acquisition of D & D to the Commission, including the audit of at least two years of D & D's financial statements in accordance with generally accepted accounting principles for public companies in the United States, consistently applied.

6.	The Parties will verify that the proposed transaction will not negatively impact the necessary operational and other licenses currently held by D & D or its agreements with major insurance carriers necessary for the conduct of its business.

QEST CONSULTING GROUP, INC., Eastern Headquarters, 1200 North Federal Highway, Suite 200; Boca Raton, Florida 33432; 1 561 210 8535

D & D Rehab Center, Inc.
August 5, 2021

Anticipated Results:

As a result of the foregoing:

1.	The stockholders of D & D would become stockholders of the Puget;

2.	D & D, as consolidated, would become a wholly owned subsidiary of Puget.

Commitments of Qest:

1.	During the acquisition process, we will use our best efforts to introduce the principals of Puget to licensed broker dealers in securities for purpose of assisting in market making and fund raising activities on its behalf.

2.	Concurrently with the foregoing, we will assemble a group of independent contractors in diverse fields, to be supervised and paid by us but at the expense of Puget, for purposes of assisting it in expanding its business, developing more efficient operating procedures, establishing appropriate legal compliance practices, improving business and strategic planning and documentation, assisting in recruitment and in some cases, supervision of corporate, business, legal, accounting, marketing and public relations activities and engaging in such other consulting activities as are mutually agreed upon.

3.	During the interim between execution of the proposed acquisition agreement and its closing, Qest will assist Puget, to the extent legally permissible given its non-licensed status, in conjunction with a private placement of up to five million dollars in reliance on Rule 506(b) of Commission Regulation D comprised of shares of its Class B Convertible Preferred Stock.

4.	Pursuant to its existing retainer and consulting agreement with Puget, Qest will expand the services provided to Puget to cover the D & D subsidiary as well.

Confidentiality and Non Circumvention

1.	Because Qest has already commenced efforts on behalf of the Parties, all of D & D's principals must sign a copy of this letter of intent and return it to Qest, on their own behalf and on behalf of D & D, hereby irrevocably covenanting and agreeing that in the event that any business is hereinafter conducted by them or their Affiliates with any persons or entities (or their Affiliates) introduced by Qest, Qest will be entitled to continuing compensation based on an agreed to percentage of such business and further, that if no agreement as to Qest's compensation can be reached, then they and their Affiliates will refrain from conducting any business, directly or indirectly, with any person or entity (including Affiliates thereof) introduced by Qest, whether or not the proposed transactions with Qest take place, for a period of at least two years from the date of the subject introduction.

2.	The terms of the proposed transaction between D & D and Puget will be kept confidential during the pendency of the negotiations called for hereby. Notwithstanding the foregoing, Qest and the Parties will comply with their legal obligations to publicly disseminate information concerning the contemplated transaction in press releases and filings with the United States Securities and Exchange Commission (the "SEC") and state securities regulatory authorities, in form and substance reasonably approved by Qest and the Parties.

QEST CONSULTING GROUP, INC., Eastern Headquarters, 1200 North Federal Highway, Suite 200; Boca Raton, Florida 33432; 1 561 210 8535

D & D Rehab Center, Inc.
August 5, 2021

3.	In conjunction with the foregoing, D & D and its Affiliates and advisors and other people associated with D & D have been and will be provided with information concerning Puget which constitutes material inside information, as defined for purposes of Sections 20A and 21A of the Exchange Act. Such information was or will be provided in conjunction with pending negotiations and pursuant to Qest's and the Parties' obligations under the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, to provide full and complete disclosure. Such information may not be disclosed to anyone other than pursuant to compulsory legal process or with the prior written consent of Qest and the Parties after such information has been publicly disseminated. Improper disclosure of such information constitutes a violation of the civil and criminal provisions of Sections 20A and 21A of the Exchange Act. During the pendency of negotiations, no one who is made privy to the foregoing information should engage in any transactions involving related publicly traded securities.

4.	The Parties acknowledge that both D & D and Puget will each be among our clients and hereby waive any conflicts of interest based on such fact and in furtherance thereof, hereby agree to obtain independent counsel and advisors at any time that such a conflict of interest arises. Furthermore, you hereby acknowledge that:

A.	Because of Qest's pre-existing relationships with other clients (the "Prior Clients"), Qest may face a conflict of interest and that any such conflict, if not resolved to one or more of its Prior Clients' satisfaction, may require Qest to take actions or assume positions that are not in the best interest of D & D or Puget because Qest first allegiance in such case may be to one or more of such Prior Clients;

B.	Notwithstanding such potential conflict and after having been advised of the foregoing, D & D and Puget hereby prospectively waive any claims or causes of action against Qest as a result of actions taken in such event, and agree that Qest's first loyalty and duty shall, if deemed appropriate by Qest, in its sole discretion, be to one or more of its Prior Clients; and

C.	The Parties hereby agree that in the event that an actual irreconcilable conflict arises between D & D, Puget and one or more of the Prior Clients and Qest elects to abide by its obligations to the Prior Client, D & D and Puget will have the unilateral right to immediately terminate its agreements with Qest but that such termination will not affect Qest right to compensation from D & D or Puget theretofore earned or for services subsequently accepted.

If the following comports with your understanding of the proposed transaction, please sign a copy of this letter and return it to us by electronic mail followed by hard copy, whereupon this letter will constitute an agreement by each of the undersigned to use our best efforts to negotiate an acquisition between the Parties, however, because cash equivalents constitute a component of the acquisition price, the parties acknowledge that proposed transaction cannot be structured under one of the options for a tax free acquisition provided for under one of the subsections of Section 368 of Title 26 of the U.S. Code, the Internal Revenue Code of 1986, as amended). It is our mutual intent that the subject negotiations be undertaken and concluded on or before October 31, 2021 with a closing by March 31, 2022 at the latest, subject to due diligence review, receipt of required governmental approvals and good faith negotiations by the respective representatives of the Parties. Upon execution of this letter of intent, we will arrange for appropriate legal counsel, auditors, etc., acting on behalf of the Parties and at their expense, to immediately commence to draft the required documentation for the contemplated series of transactions (the "Acquisition Agreement"). Upon presentation of a draft of the Acquisition Agreement, you will present it to your legal counsel and other advisors for review and comments whereupon we will all use our best efforts to assist the Parties to reach a definitive agreement.

QEST CONSULTING GROUP, INC., Eastern Headquarters, 1200 North Federal Highway, Suite 200; Boca Raton, Florida 33432; 1 561 210 8535

D & D Rehab Center, Inc.
August 5, 2021

Please indicate your concurrence with the foregoing by signing a copy of this letter or transmission, in the space indicated, and thereafter transmitting such executed copy in the manner heretofore described.

Very truly yours,

Quest Consulting Group, Inc.
By:
Hermann Burckhardt
President

The foregoing is hereby accepted, as of the date first above written.

Puget Technologies, Inc.

Dated: August__, 2021
By:
Hermann Burckhardt
President

D & D Rehab Center, Inc.

Dated: August__, 2021
By:
Alexei Carbonell, President and Director

Dated: August__, 2021
Luis Yance, Vice President and Manager

QEST CONSULTING GROUP, INC., Eastern Headquarters, 1200 North Federal Highway, Suite 200; Boca Raton, Florida 33432; 1 561 210 8535